UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

Name and Likeness Agreement with Andre Agassi

On June 18, 2026, the Company entered into a Name and Likeness License Agreement (the “License Agreement”), effective the same date, with AKA Licenses, LLC, (“AKA Licenses”), which is the holder of the right of publicity to the name, and related uses of the name, of ‘Andre K. Agassi’ (the “Name”). Andre K. Agassi (“Agassi”) is a former professional tennis player and 8-time tennis Grand Slam winner, co-founder of the Company’s current business operations, and a significant stockholder of the Company.

Pursuant to the License Agreement, AKA Licenses granted the Company a non-exclusive (except as set forth in the License Agreement), worldwide right and license to use the Name, together with renderings of Agassi’s voice, image, and likeness, and all attributes of Agassi’s personality and appearance (collectively, the “Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products under the Company’s Business (defined below); provided that the Company shall not use the Name or Likeness as a domain name, social media account name, or corporate name, without the prior written consent of AKA Licenses, except in connection with the Company’s current corporate name “Agassi Sports Entertainment Corp.” (the “Corporate Name”), which right of use for the Corporate Name is exclusive to the Company. The Company currently plans to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports (the “Business”).

Nothing in the License Agreement prohibits Agassi and AKA Licenses from using the Name and Likeness for any purposes whatsoever, except that no use thereof shall knowingly conflict with the Company’s use of the Corporate Name during the term of the agreement.

During the term of the agreement, if, and to the extent, AKA Licenses or Agassi provides the Company with any content created exclusively by AKA Licenses or Agassi (“AKA Licenses Content”), then, upon the terms and subject to the conditions of the License Agreement, AKA Licenses granted to the Company a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the AKA Licenses Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

The Company must obtain prior written approval from AKA Licenses to create and exploit derivative works based solely on AKA Licenses Content, unless such AKA Licenses Content is provided to the Company specifically for use in the Business.

Pursuant to the License Agreement, the Company agreed to provide all materials featuring use of any of the Name and Likeness and/or the AKA Licenses Content (collectively, the “Licensed IP”) to AKA Licenses for written approval before the Company begins making use of such materials; provided that: (A) the Company is not required to submit for approval the use of the Name and Likeness already in use as of the effective date as reflected on the Company’s current products or services or the Company’s website; (B) the Company is not required to submit revised versions of such materials to AKA Licenses for approval, provided that such materials are substantially similar to materials that have already been approved by AKA Licenses; and (C) AKA Licenses will not unreasonably withhold or delay its approval.

The Parties also agreed to cooperate with each other in good faith to develop and promote the Business for the term of the License Agreement.

Pursuant to the License Agreement, there are no royalty fees due for the Name and Likeness for the Term of the agreement and instead, in lieu of any royalty fees, in consideration for entering into the License Agreement and agreeing to the terms thereof, the Company agreed to pay AKA Licenses a one-time fee of $250,000, which will be payable upon the earlier of (a) the Company raising more than an aggregate of $3,000,000 from any source after entry into the License Agreement, and (b) six months from the parties’ entry into the License Agreement.

The License Agreement also included indemnification obligations of the parties, limitation of liability language and confidentiality obligations.

Unless otherwise terminated in accordance with the provisions of the License Agreement, the License Agreement continues for a period of fifteen (15) years, provided that the License Agreement automatically extends for additional five (5) year periods after the initial term, unless either party provides the other with written notice of their intent not to automatically extend the term at least sixty (60) days prior to the end of the initial term or any automatic renewal term.

AKA Licenses has the right to terminate the License Agreement for cause in the event of any of the following: (i) the Company conducts itself in a manner that brings the Company, AKA Licenses, or Agassi into material disrepute and degradation in the eyes of the public and/or the media, as determined by AKA Licenses in its reasonable good faith determination; (ii) the Company becomes subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts; (iii) the Company enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (a) the sale of all or substantially all of the Company’s assets to a third-party(ies); (b) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of the Company whereby the voting shareholders of the Company would have less than 50% of the voting power of the resulting entity; or (c) any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions, in each case without the written approval of AKA Licenses; or (iv) upon a material breach of the Company’s obligations under the License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by AKA Licenses to the Company, to the extent such breach can be cured.

The Company has the right to terminate the License Agreement for cause if: (i) Agassi is found guilty, whether by conviction or plea agreement, of a Class A or B federal felony crime or similar class felony crime under state or local laws; or (ii) upon material breach of AKA Licenses’ obligations under the License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by the Company to AKA Licenses, to the extent such breach can be cured.

The Company is required, within one hundred twenty (120) days of expiration or termination of the License Agreement, to cease all use of the Licensed IP subject to having one hundred eighty (180) days after termination to sell off any existing merchandise or inventory bearing the Name or Likeness.

The description of the License Agreement above is only a summary and is qualified in its entirety by the full text of the License Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01 in its entirety.

Lock-Up Agreements

                On June 19 and June 24, 2026, the Company entered into lock-up agreements dated May 27, 2026, with twenty-three investors from the Company’s previous November 2024 offering (the “Lock-Up Agreements”), pursuant to which such investors agreed not to transfer any of the shares of common stock sold to such investors by the Company in November 2024 (the “November 2024 Shares”), nor any of the Warrants or Warrant Shares (defined below), until December 15, 2026, except in connection with certain customary permitted transfers described in the Lock-Up Agreements. In consideration for agreeing to the terms of the Lock-Up Agreements, the Company agreed to grant each of the counterparties entering into the Lock-Up Agreements, warrants to purchase 25% of the total shares of common stock purchased by such investors in the November 2024 offering, exercisable only for cash, with a term of two years and an exercise price of $5.00 per share (the “Warrants”, and the shares of common stock issuable upon exercise thereof, the “Warrant Shares”). The Lock-Up Agreements contain customary representations and warranties of the parties, and registration rights, pursuant to which we have agreed to include the registration of the resale of the November 2024 Shares held by such parties entering into the Lock-Up Agreements and the Warrant Shares in a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), which is required to be filed on or prior to December 15, 2026.

                In total we granted Warrants to purchase 657,876 shares of common stock in connection with our entry into the Lock-Up Agreements.

                The description of the Lock-Up Agreements and the Warrants above is not complete and is qualified in its entirety by the full text of the form of lock-up agreement and form of Common Stock Purchase Warrant, copies of which are filed herewith as Exhibits 10.2 and 4.1, respectively, and incorporated by reference into this Item 1.01 in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                To the extent required by Item 2.03, the description of the License Agreement set forth in Item 1.01 above, and the amounts payable thereunder are incorporated by reference into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

                If exercised in full, a maximum of 657,876 shares of common stock would be issuable upon exercise of the Warrants.

                On June 19, 2026, the Company entered into Subscription Agreements with two accredited investors (the “Investors”) pursuant to which the Company sold the investors an aggregate of 14,000 shares of common stock for an aggregate of $70,000 ($5.00 per share). The Subscription Agreements included customary representations and warranties of the Investors and the Company. Each of the Investors also entered into the June 1, 2026 Registration Rights Agreement previously disclosed by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2026 (“June 5, 2026 Form 8-K”) and were granted registration rights in connection therewith, as further described in the June 5, 2026 Form 8-K, including our requirement to file a registration statement to register the resale of the shares sold by 45 days after the first sale in the offering (May 22, 2026), and providing for certain liquidated damages in the event the registration statement is not timely filed.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a form of which is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company claims an exemption from registration for the sale of the shares of common stock to the Investors and the grant of the Warrants to the November 2024 investors pursuant to the Lock-Up Agreements, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the offer and sale of such securities did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
4.1*	Form of Warrant to Purchase Common Stock granted by Agassi Sports Entertainment Corp. to those Shareholders Entering into Lock-Up Agreements (June 2026)
10.1*	Name and Likeness License Agreement dated June 18, 2026, by and between Agassi Sports Entertainment Corp. and AKA Licenses, LLC
10.2*	Form of Lock-Up Agreement dated May 27, 2026, entered into between Agassi Sports Entertainment Corp. and certain November 2024 Investors on June 19, 2026
10.3

Form of Agassi Sports Entertainment Corp. Registration Rights Agreement (May/June 2026 Offering)(Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 5, 2026, and incorporated by reference herein)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: June 25, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer